                                                                    EXHIBIT 11.1



                                JENNA LANE, INC.



                    COMPUTATION OF EARNINGS PER COMMON SHARE






                                    FEBRUARY 14,
                                        1995                               SIX MONTHS ENDED
                                    (INCEPTION)     YEAR ENDED      ------------------------------
                                    TO MARCH 31,    MARCH 31,       SEPTEMBER 30,    SEPTEMBER 30,
                                        1995           1996             1995             1996
                                    ------------    ----------      -------------    -------------
PRIMARY EARNINGS PER SHARE --
HISTORICAL BASIS:
Net (loss) income.................    $(43,926)     $  501,429       $   147,091      $   190,068
Deduct dividends on preferred
  shares..........................          --         100,000                --           50,000
                                      --------      ----------        ----------       ----------
     Net (loss) income applicable
       to common stock............    $(43,926)     $  401,429       $   147,091      $   140,068
                                      ========      ==========        ==========       ==========
Weighted average number of shares
  outstanding.....................     671,247       1,919,316         1,850,377        1,985,105
                                      ========      ==========        ==========       ==========
Primary (loss) earnings per
  share...........................       $(.07)           $.21              $.08             $.07
                                       -------            ----             -----            -----
                                       -------            ----             -----            -----
PRIMARY EARNINGS PER SHARE -- PRO
  FORMA:
Net Income........................                  $  501,429                        $   190,068
                                                    ==========                         ==========
Pro Forma weighted average number
  of shares outstanding(a)........                   2,832,141                          2,937,486
                                                    ==========                         ==========
Pro Forma earnings per share......                        $.18                               $.06
                                                          ----                              -----
                                                          ----                              -----
SUPPLEMENTAL PRO FORMA PRIMARY EARNINGS PER
  SHARE:
Net income........................                  $  501,429                        $   190,068
Add: Interest on November notes,
  net of tax effect(b)............                      22,324                             27,800
                                                    ----------                         ----------
Net income, as adjusted...........                  $  523,753                        $   217,868
                                                    ==========                         ==========
Weighted average number of shares
  outstanding(a)..................                   2,832,141                          2,937,486
Add: Shares issuable from
  application of assumed proceeds
  from public offering (treasury
  stock method)...................                      39,452                            100,000
                                                    ----------                         ----------
Weighted average number of shares
  outstanding, as adjusted........                   2,871,593                          3,037,486
                                                    ==========                         ==========
Pro Forma earnings per share, as
  adjusted........................                        $.18(c)                            $.07(d)
                                                          ----                              -----
                                                          ----                              -----


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(a) Assuming conversion of preferred stock.



(b) Adjustments to income have been shown net of tax effects which were calculated at 44% (the Company's effective tax rate) of the gross amounts of the adjustments.



(c) This calculation is submitted in accordance with Regulation S-K item 601(b)(ii) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it does not result in any dilution.



(d) This calculation is submitted in accordance with Regulation S-K item 601(b)(ii) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.